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                           Ernst & Young LLP
                        700 Lavaca, Suite 1400
                         Austin, Texas  78701


October 2, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen:

We have read Item 4 of Form 8-K dated September 30, 1996, of PCC Flow Technologies, Inc. (formerly NEWFLO Corporation) and are in agreement with the statements contained in the second and third paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                          /s/  Ernst & Young LLP

                                               Ernst & Young LLP




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